Exhibit 99.1

News Release

Investor Contact:

Mark Lamb

Director – Investor Relations

425/519-4034

markl@onyx.com

For Release Monday, April 7, 12:01 Eastern

Onyx Software Announces Preliminary First Quarter Results

Cost Reductions Position Company for Future Profitability

BELLEVUE, Wash. — April 7, 2003 — Onyx® Software Corp. (Nasdaq: ONXS) announced today preliminary financial results for the first quarter.

For the quarter ended March 31, 2003 the company’s preliminary estimates are:

•	Revenue in the range of $14 million, compared to $14.6 million in the first quarter of 2002
•	Services revenue approximately 80% of total revenue
•	Total cost and expenses in the range of $17.5 million, including approximately $1 million of depreciation

“We believe that very weak economic conditions and uncertainty brought on by geopolitical events has led customers to defer license purchases,” said Onyx Software Co-Founder and CEO Brent Frei. “While we are hopeful that the business impact of these factors is short-lived, we believe that the actions we are taking in response will allow Onyx to navigate through this tough business environment, and enjoy future profitability.”

The company has begun a series of steps, including staff reductions and other cost-saving measures that are designed to lower total expenses toward the range of $15 million per quarter.

“Our strong disappointment with first quarter license revenue is somewhat offset by the quality of global blue chip companies that continue to invest in the Onyx solution, continued strength in our professional services business, and IBM’s recent announcement of Onyx On Demand CRM,” Frei added.

First quarter customers came from the targeted verticals of Financial Services, Government and Healthcare, as well as a diverse representation of other industries. Twenty customers made new or add-on license purchases. Representative new license customers in the first quarter included Starbucks, Nuveen Investments, Reed Business Information, Kenworth Mexico, The Highland Council and the State of Illinois. Representative add-on license customers included the State of Georgia, the State of Michigan, Cambridgeshire County Council, and Geisinger Health Plan.

No single customer accounted for more than 10 percent of total revenue in the quarter.

Onyx Professional Services saw strong demand. Customers with Professional Services engagements in the quarter included The Regence Group, Kyorin Pharmaceuticals, ASB Bank, United Kingdom lottery operator Camelot, Amway Korea & Australia, Turner Sports, State Street Corporation, Netegrity, and Microsoft. The company anticipates continued strong demand of its Professional Services team in Q2 2003.

On March 25, Onyx and IBM announced a new service that makes Onyx enterprise-wide CRM functionality available as an on-demand utility through IBM’s eBusiness On Demand Initiative.

Onyx Software’s Embedded CRM initiative made significant progress in the first quarter. Embedded CRM is a leading web services-based approach and flexible business model that enables Onyx partners to deliver CRM tailored to specific customer segments and needs. Recent accomplishments of this initiative include:

•	On March 25, IBM announced the selection of Onyx to power its On Demand CRM offering.
•	Reuters is embedding components of Onyx CRM in a new line of desktop products.
•	A major European telecommunications provider will use Onyx to power a new hosted CRM offering for small businesses.
•	Tokyo Electric Power Corporation (TEPCO) has purchased a pilot program for a new hosted CRM offering from Onyx partner NTT Comware. TEPCO’s offering will target small to mid-sized businesses.

Onyx Software has also achieved Leader placement in Gartner’s Magic Quadrant report on CRM Suites for North America Midsize Businesses (MSB). Gartner defines a midsize business as having annual revenues in the range of $50 million to approximately $500 million, up to 1,000 employees or midsize divisions of large enterprises. The report evaluated and positioned eighteen vendors in the MSB customer relationship management market. Onyx is one of only three CRM vendors included in both the midsize business and large enterprise Magic Quadrant reports and the only vendor of the three to be listed as a leader for MSBs. The recognition follows a showcase of Onyx customer success and innovation at the Gartner CRM Summit on March 4 and the shipment of Onyx Employee Portal 4.5 ahead of schedule on February 19.

Onyx Software expects to release final earnings for the first quarter of 2003 and host a conference call in the week of April 28.

About Onyx Software

Onyx Software Corp. (Nasdaq: ONXS), worldwide leader in delivering successful CRM, offers a fast, cost-effective, usable solution that shares critical information among employees, customers and partners through three role-specific, Web services-based portals. The Onyx approach delivers real-world success by aligning CRM technology with business objectives, strategies and processes. Companies rely on Onyx across multiple departments to create a superior customer experience and a profitable bottom line. Onyx serves customers worldwide in a variety of industries, including financial services, healthcare, high technology and the public sector. Customers include Amway, United Kingdom lottery operator Camelot, Delta Dental Plans of California, Microsoft Corporation, Mellon Financial Corporation, The Regence Group, State Street Corporation and Suncorp. More information can be found at (888) ASK-ONYX, info@onyx.com or http://www.onyx.com/.

Forward-Looking Statement

This press release contains forward-looking statements, including statements about our expected financial results for the fourth quarter of 2002 and our expectations for future financial performance. Forward-looking statements are based on the opinions and estimates of management at the time the statements are made and are subject to risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements. The words “believe,” “expect,” “intend,” “anticipate,” variations of such words, and similar expressions identify forward-looking statements, but their absence does not mean that the statement is not forward-looking. These statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions that are difficult to predict. Factors that could affect Onyx’s actual results include, but are not limited to the risk that our quarterly accounting review procedures or developments after the date of this release result in changes to our preliminary results announced in this release, our ability to manage our business to profitability in future fiscal periods, the continued demand for our professional services offerings, and the “Important Factors That May Affect Our Business, Our Results of Operations and Our Stock Price” described in our annual report on form 10-K for the period ended December 31, 2002. Readers are cautioned not to place undue reliance upon these forward-looking statements that speak only as to the date of this release. Onyx undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.

* The Magic Quadrant is copyrighted April 2003, by Gartner, Inc. and is reused with permission. Gartner’s permission to print or reference its Magic Quadrant should not be deemed to be an endorsement of any company or product depicted in the quadrant. The Magic Quadrant is Gartner’s opinion and is an analytical representation of a marketplace at and for a specific time period. It measures vendors against Gartner-defined criteria for a marketplace. The positioning of vendors within a Magic Quadrant is based on the complex interplay of many factors. Gartner does not advise enterprises to select only those firms in the Leaders segment. In some situations, firms in the Visionary, Challenger, or Niche Player segments may be the right match for an enterprise’s requirements. Well-informed vendor selection decisions should rely on more than a Magic Quadrant. Gartner research is intended to be one of many information sources and the reader should not rely solely on the Magic Quadrant for decision-making. Gartner expressly disclaims all warranties, express or implied of fitness of this research for a particular purpose.

Onyx is a registered trademark of Onyx Software in the United States and certain other international jurisdictions.